Exhibit 99.1
Lyft Announces First Quarter Results
First quarter revenue of $875.6 million grew 44% year-over-year
Q1 net loss narrowed by $230 million year-over-year
Adjusted EBITDA profit of $55 million

SAN FRANCISCO, CA, May 3, 2022 - Lyft, Inc. (Nasdaq:LYFT) today announced financial results for its first quarter ended March 31, 2022.

“Q1 was better than we expected and rideshare ride volumes reached a new COVID high” said Logan Green, co-founder and chief executive officer of Lyft. “This month Lyft will celebrate our 10th anniversary. I’m grateful to the team and incredibly excited about the roadmap we have to continue to grow our company.”

“Our Q1 results meaningfully exceeded our outlook. This outperformance was driven by increased demand and resilient driver levels,” said Elaine Paul, chief financial officer of Lyft. “We will continue improving service levels to benefit our business in the near-term and put us in the best position to support increasing demand over the long-term. We also expect to strategically invest in key business initiatives to support our continued growth.”

First Quarter 2022 Financial Highlights
•Lyft reported Q1 revenue of $875.6 million versus $609.0 million in the first quarter of 2021, an increase of 44 percent year-over-year, and versus $969.9 million in the fourth quarter of 2021, a decrease of 10 percent quarter-over-quarter.
•Net loss for Q1 2022 was $196.9 million versus a net loss of $427.3 million in the same period of 2021 and a net loss of $283.2 million in fourth quarter of 2021. Net loss for Q1 includes $163.2 million of stock-based compensation and related payroll tax expenses. Net loss margin for Q1 was 22.5 percent compared to 70.2 percent in the first quarter of 2021 and 29.2 percent in fourth quarter of 2021.
•Adjusted net income for Q1 2022 was $24.6 million versus an Adjusted net loss of $114.1 million in the first quarter of 2021 and an Adjusted net income of $32.1 million in the fourth quarter of 2021.
•Lyft reported Contribution for Q1 2022 of $502.5 million versus $337.3 million in the first quarter of 2021, up 49.0 percent year-over-year and down 13.2 percent from $578.8 million in the fourth quarter of 2021. Contribution Margin for Q1 2022 was 57.4 percent, which was up nearly 200 percentage points year-over-year and exceeded the Company's outlook of 56.5 percent1.
•Adjusted EBITDA for Q1 2022 was $54.8 million, an improvement of $127.8 million compared to the first quarter of 2021 and down $19.9 million compared to the fourth quarter of 2021. Adjusted EBITDA for Q1 2022 also exceeded the Company's most recent outlook2. Adjusted EBITDA margin for Q1 2022 was positive 6.3 percent versus the Adjusted EBITDA margins of negative 12.0 percent in the first quarter of 2021 and positive 7.7 percent in the fourth quarter of 2021.
•Lyft reported $2.2 billion of unrestricted cash, cash equivalents and short-term investments at the end of the first quarter of 2022.
1 Company outlook for Contribution Margin for the first quarter of 2022 as reported during the fourth quarter 2021 Financial Results Earnings Call on February 8, 2022.
2 Company outlook for Adjusted EBITDA for the first quarter of 2022 was between $5 million and $15 million as reported during the fourth quarter 2021 Financial Results Earnings Call on February 8, 2022.

	Active Riders			Revenue per Active Rider
	2022	2021	Growth Rate	2022	2021	Growth Rate
	(in thousands, except for dollar amounts and percentages)
Three Months Ended March 31	17,804	13,494	31.9%	$49.18	$45.13	9.0%
Three Months Ended June 30		17,142			$44.63
Three Months Ended September 30		18,942			$45.63
Three Months Ended December 31		18,728			$51.79

Webcast
Lyft will host a webcast today at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) to discuss these financial results and business highlights. To listen to a live audio webcast, please visit the Company’s Investor Relations page at https://investor.lyft.com/. The archived webcast will be available on the Company’s Investor Relations page shortly after the call.

About Lyft
Lyft was founded in 2012 and is one of the largest transportation networks in the United States and Canada. As the world shifts to transportation-as-a-service, Lyft is at the forefront of this massive societal change. Our transportation network brings together rideshare, bikes, scooters, car rentals, transit and vehicle services all in one app. We are singularly driven by our mission: to improve people’s lives with the world’s best transportation.

Available Information
Lyft announces material information to the public about Lyft, its products and services and other matters through a variety of means, including filings with the Securities and Exchange Commission, press releases, public conference calls, webcasts, the investor relations section of its website (investor.lyft.com), its Twitter accounts (@lyft, @Lyft_Comms, @johnzimmer and @logangreen), and its blogs (including: lyft.com/blog, lyft.com/hub, and eng.lyft.com) in order to achieve broad, non-exclusionary distribution of information to the public and for complying with its disclosure obligations under Regulation FD.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or Lyft's future financial or operating performance. In some cases, you can identify forward looking statements because they contain words such as "may," "will," "should," "expects," "plans," "anticipates,” “going to,” "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these words or other similar terms or expressions that concern Lyft's expectations, strategy, priorities, plans or intentions. Forward-looking statements in this release include, but are not limited to, Lyft’s beliefs regarding its financial position and operating performance, including the effect of the COVID-19 pandemic and the timing of recovery, and the related impact on Lyft’s business, financial position and Lyft’s future profitability, Lyft’s roadmap, future growth, and investments in service levels and the resulting near-term and long-term benefits. Lyft’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including risks related to the ongoing impact of the COVID-19 pandemic on our business and operations, including business and government responses thereto, and risks regarding our ability to forecast our performance due to our limited operating history and the COVID-19 pandemic. The forward-looking statements contained in this release are also subject to other risks and uncertainties, including those more fully described in Lyft's filings with the Securities and Exchange Commission (“SEC”), including in our Annual Report on Form 10-K/A that was filed with the SEC on April 29, 2022 and in our Quarterly Report on Form 10-Q that will be filed with the SEC by May 10, 2022. The forward-looking statements in this release are based on information available to Lyft as of the date hereof, and Lyft disclaims any obligation to update any forward-looking statements, except as required by law.

A Note About Metrics
Lyft defines Active Riders as all riders who take at least one ride during a quarter where the Lyft Platform processes the transaction. An Active Rider is identified by a unique phone number. If a rider has two mobile phone numbers or changed their phone number and such rider took rides using both phone numbers during the quarter, that person would count as two Active Riders. If a rider has a personal and business profile tied to the same mobile phone number, that person would be considered a single Active Rider. If a ride has been requested by an organization using our Concierge offering for the benefit of a rider, we exclude this rider in the calculation of Active Riders, unless the ride is accessible in the Lyft App.

Non-GAAP Financial Measures
To supplement Lyft's financial information presented in accordance with generally accepted accounting principles in the United States of America, or GAAP, Lyft considers certain financial measures that are not prepared in accordance with GAAP, including Adjusted Net Income (Loss), Contribution, Contribution Margin, Adjusted EBITDA and Adjusted EBITDA Margin. Lyft defines Adjusted Net Income (Loss) as net loss adjusted for amortization of intangible assets, stock-based compensation expense (net of any benefit), payroll tax expense related to stock-based compensation, changes to the liabilities for insurance required by regulatory agencies attributable to historical periods and net amount from claims ceded under the Reinsurance Agreement, as well as, if applicable, restructuring charges and transaction costs related to certain legacy auto insurance liabilities and cost related to acquisitions and divestitures. Lyft defines Contribution as revenue less cost of revenue, adjusted to exclude the following items from cost of revenue: amortization of intangible assets, stock-based compensation expense, payroll tax expense related to stock-based compensation, changes to the liabilities for insurance required by regulatory agencies attributable to historical periods and net amount from claims ceded under the Reinsurance Agreement, as well as, if applicable, restructuring charges and transaction costs related to certain legacy auto insurance liabilities. Lyft defines Contribution Margin for a period as Contribution for the period divided by revenue for the same period. Lyft defines Adjusted EBITDA as net loss adjusted for interest expense, other income (expense), net, provision for (benefit from) income taxes, depreciation and amortization, stock-based compensation expense, payroll tax expense related to stock-based compensation, changes to the liabilities for insurance required by regulatory agencies attributable to historical periods, net amount from claims ceded under the Reinsurance Agreement and sublease income, as well as, if applicable, restructuring charges, costs related to acquisitions and divestitures and costs from transactions related to certain legacy auto insurance liabilities. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA for a period by revenue for the same period.

Lyft records changes to historical liabilities for insurance required by regulatory agencies for financial reporting purposes in the quarter of positive or adverse development even though such development may be related to claims that occurred in prior periods. For example, if in the first quarter of a given year, the cost of claims or our estimates for our cost of claims grew by $1 million for claims related to the prior fiscal year or earlier, the expense would be recorded for GAAP purposes within the first quarter instead of in the results of the prior period. Lyft believes these prior period changes to insurance liabilities do not illustrate the current period performance of Lyft’s ongoing operations since these prior period changes relate to claims that could potentially date back years. Lyft has limited ability to influence the ultimate development of historical claims. Accordingly, including the prior period changes would not illustrate the performance of Lyft’s ongoing operations or how the business is run or managed by Lyft. For consistency, Lyft does not adjust the calculation of Adjusted Net Income (Loss), Contribution and Adjusted EBITDA for any prior period based on any positive or adverse development that occurs subsequent to the quarter end. Lyft believes the adjustment to exclude the changes to historical liabilities for insurance required by regulatory agencies from Adjusted Net Loss,

Contribution and Adjusted EBITDA is useful to investors by enabling them to better assess Lyft’s operating performance in the context of current period results.

During the second quarter of 2021, Lyft entered into a Quota Share Reinsurance Agreement (the “Reinsurance Agreement”) for the reinsurance of legacy auto insurance liabilities between October 1, 2018 to October 1, 2020, based on the reserves in place as of March 31, 2021. During the first quarter of 2020, Lyft entered into a Novation Agreement for the transfer of certain legacy auto insurance liabilities between October 1, 2015 and September 30, 2018. Lyft believes the costs associated with these transactions related to legacy auto insurance liabilities do not illustrate the current period performance of Lyft’s ongoing operations despite this transaction occurring in the current period because the impacted insurance liabilities relate to claims that date back years. Lyft believes the adjustment to exclude these costs related to the transactions related to certain legacy insurance liabilities from Contribution and Adjusted EBITDA is useful to investors by enabling them to better assess Lyft’s operating performance in the context of current period results and provide for better comparability with Lyft’s historically disclosed Contribution and Adjusted EBITDA amounts.

Losses ceded under the Reinsurance Agreement that exceed $271.5 million, but are below the aggregate limit of $434.5 million, result in the recognition of a deferred gain liability. The deferral of gains has a negative impact in the current period to cost of revenue as the losses on direct liabilities are not offset by gains from excess benefits under the Reinsurance Agreement. The amortization of these deferred gains provides a benefit to cost of revenue in current and future periods equal to the excess benefits received. Lyft believes that the net amount recognized on the statement of operations associated with claims ceded under the Reinsurance Agreement, including any related adverse development and any benefit recognized for the related deferred gains, should be excluded to show the ultimate economic benefit of the Reinsurance Agreement. This adjustment will help investors understand the economic benefit of the Reinsurance Agreement on future trends in Lyft’s operations, as they improve over the settlement period of any deferred gains. Additionally, net amounts recognized for claims ceded under the Reinsurance Agreement would represent changes to historical liabilities for insurance required by regulatory agencies. As stated above, we believe prior period changes to insurance liabilities do not illustrate the current period performance of Lyft’s ongoing operations or how the business is managed. This is because we have limited ability to influence the ultimate development of these historical claims, which can potentially date back years. Therefore, in the event that the net amount of any adverse developments and any benefits from deferred gains related to claims ceded under the Reinsurance Agreement is recognized on the statement of operations, those amounts will be excluded from the calculation of Contribution and Adjusted EBITDA through the exclusion of the “Net amount from claims ceded under the Reinsurance Agreement”. For transparency, to help investors understand the ultimate economic benefit of the Reinsurance Agreement, we have broken out “Net amount of claims ceded under the Reinsurance Agreement,” which would otherwise have been captured in “Changes to the liabilities for insurance required by regulatory agencies attributable to historical periods.” As of March 31, 2022, we had $108.1 million of deferred gains related to losses ceded under the Reinsurance Agreement, which are included within accrued and other current liabilities on the consolidated balance sheets.

Further, Lyft entered into subleases for certain offices as part of the transaction with Woven Planet Holdings, Inc. on July 13, 2021. Sublease income is included within other income, net on the condensed consolidated statement of operations, while the related lease expense is included within operating expenses and loss from operations. Sublease income was immaterial prior to the third quarter of 2021. Lyft believes the adjustment to include sublease income in Adjusted EBITDA is useful to investors by enabling them to better assess Lyft’s operating performance, including the benefits of recent transactions, by presenting sublease income as a contra-expense to the related lease charges that are part of operating expenses.

Lyft uses Adjusted Net Income (Loss), Contribution, Contribution Margin, Adjusted EBITDA and Adjusted EBITDA Margin in conjunction with GAAP measures as part of Lyft’s overall assessment of its performance, including the preparation of Lyft’s annual operating budget and quarterly forecasts, to evaluate the effectiveness of

Lyft’s business strategies, and to communicate with Lyft’s board of directors concerning Lyft’s financial performance. Adjusted Net Income (Loss), Contribution and Contribution Margin are measures used by our management to understand and evaluate our operating performance and trends. Lyft believes Contribution and Contribution Margin are key measures of Lyft’s ability to achieve profitability and increase it over time. Adjusted Net Income (Loss), Adjusted EBITDA and Adjusted EBITDA Margin are key performance measures that Lyft’s management uses to assess Lyft’s operating performance and the operating leverage in Lyft’s business. Because Adjusted EBITDA and Adjusted EBITDA Margin facilitate internal comparisons of our historical operating performance on a more consistent basis, Lyft uses these measures for business planning purposes.

Lyft’s definitions may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Furthermore, these metrics have certain limitations in that they do not include the impact of certain expenses that are reflected in our consolidated statement of operations that are necessary to run our business. Thus, Adjusted Net Income (Loss), Contribution, Contribution Margin, Adjusted EBITDA and Adjusted EBITDA Margin should be considered in addition to, not as substitutes for, or in isolation from, measures prepared in accordance with GAAP.

Contacts
Sonya Banerjee	Media
investor@lyft.com	press@lyft.com

Lyft, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except for share and per share data)
(unaudited)

	March 31, 2022	December 31, 2021
Assets
Current assets
Cash and cash equivalents	$214,868	$457,325
Short-term investments	2,021,663	1,796,533
Prepaid expenses and other current assets	699,019	522,212
Total current assets	2,935,550	2,776,070
Restricted cash and cash equivalents	67,152	73,205
Restricted investments	880,908	1,044,855
Other investments	70,203	80,411
Property and equipment, net	313,731	298,195
Operating lease right-of-use assets	213,111	223,412
Intangible assets, net	48,418	50,765
Goodwill	180,475	180,516
Other assets	58,916	46,455
Total assets	$4,768,464	$4,773,884
Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Equity
Current liabilities
Accounts payable	$95,573	$129,542
Insurance reserves	1,065,881	1,068,628
Accrued and other current liabilities	1,364,019	1,264,426
Operating lease liabilities — current	51,710	53,765
Total current liabilities	2,577,183	2,516,361
Operating lease liabilities	200,018	210,232
Long-term debt, net of current portion	787,404	655,173
Other liabilities	45,871	50,905
Total liabilities	3,610,476	3,432,671
Stockholders’ equity
Preferred stock, $0.00001 par value; 1,000,000,000 shares authorized as of March 31, 2022 and December 31, 2021; no shares issued and outstanding as of March 31, 2022 and December 31, 2021	—	—
Common stock, $0.00001 par value; 18,000,000,000 Class A shares authorized as of March 31, 2022 and December 31, 2021; 339,958,214 and 336,335,594 Class A shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively; 100,000,000 Class B shares authorized as of March 31, 2022 and December 31, 2021; 8,602,629 Class B shares issued and outstanding as of March 31, 2022 and December 31, 2021	3	3
Additional paid-in capital	9,721,213	9,706,293
Accumulated other comprehensive income (loss)	(10,212)	(2,511)
Accumulated deficit	(8,553,016)	(8,362,572)
Total stockholders’ equity	1,157,988	1,341,213
Total liabilities and stockholders’ equity	$4,768,464	$4,773,884

Lyft, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except for per share data)
(unaudited)

	Three Months Ended March 31,
	2022	2021
Revenue	$875,575	$608,960
Costs and expenses
Cost of revenue	440,294	412,039
Operations and support	98,600	88,931
Research and development	192,754	238,218
Sales and marketing	126,329	78,620
General and administrative	216,941	207,594
Total costs and expenses	1,074,918	1,025,402
Loss from operations	(199,343)	(416,442)
Interest expense	(4,549)	(12,568)
Other income, net	9,763	3,605
Loss before income taxes	(194,129)	(425,405)
Provision for income taxes	2,803	1,934
Net loss	$(196,932)	$(427,339)
Net loss per share, basic and diluted	$(0.57)	$(1.31)
Weighted-average number of shares outstanding used to compute net loss per share, basic and diluted	346,558	326,165
Stock-based compensation included in costs and expenses:
Cost of revenue	$9,922	$8,450
Operations and support	5,590	4,888
Research and development	80,765	95,590
Sales and marketing	10,572	7,963
General and administrative	46,894	47,338

Lyft, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2022	2021
Cash flows from operating activities
Net loss	$(196,932)	$(427,339)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	31,788	34,449
Stock-based compensation	153,743	164,229
Amortization of premium on marketable securities	1,063	1,542
Accretion of discount on marketable securities	(1,238)	(361)
Amortization of debt discount and issuance costs	653	8,471
(Gain) loss on sale and disposal of assets, net	(13,723)	289
Other	1,835	2,881
Changes in operating assets and liabilities, net effects of acquisition
Prepaid expenses and other assets	(187,884)	242
Operating lease right-of-use assets	13,497	14,966
Accounts payable	(33,932)	(11,123)
Insurance reserves	(2,748)	71,352
Accrued and other liabilities	96,242	71,391
Lease liabilities	(14,707)	(10,453)
Net cash used in operating activities	(152,343)	(79,464)
Cash flows from investing activities
Purchases of marketable securities	(661,728)	(981,743)
Purchases of term deposits	—	(75,000)
Proceeds from sales of marketable securities	202,246	17,099
Proceeds from maturities of marketable securities	224,865	1,169,796
Proceeds from maturities of term deposits	175,000	36,000
Purchases of property and equipment and scooter fleet	(30,310)	(10,685)
Cash paid for acquisitions, net of cash acquired	—	3
Sales of property and equipment	15,685	5,653
Net cash provided by (used in) investing activities	(74,242)	161,123
Cash flows from financing activities
Repayment of loans	(12,266)	(9,984)
Proceeds from exercise of stock options and other common stock issuances	90	3,244
Taxes paid related to net share settlement of equity awards	(1,807)	(7,652)
Principal payments on finance lease obligations	(8,031)	(9,894)
Net cash used in financing activities	(22,014)	(24,286)
Effect of foreign exchange on cash, cash equivalents and restricted cash and cash equivalents	89	34
Net increase (decrease) in cash, cash equivalents and restricted cash and cash equivalents	(248,510)	57,407
Cash, cash equivalents and restricted cash and cash equivalents
Beginning of period	531,193	438,485
End of period	$282,683	$495,892

Lyft, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2022	2021
Reconciliation of cash, cash equivalents and restricted cash and cash equivalents to the consolidated balance sheets
Cash and cash equivalents	$214,868	$312,230
Restricted cash and cash equivalents	67,152	183,556
Restricted cash, included in prepaid expenses and other current assets	663	106
Total cash, cash equivalents and restricted cash and cash equivalents	$282,683	$495,892
Non-cash investing and financing activities
Purchases of property and equipment, and scooter fleet not yet settled	$29,477	$26,616
Right-of-use assets acquired under finance leases	4,002	1,824
Right-of-use assets acquired under operating leases	1,426	3,177
Remeasurement of finance and operating lease right of use assets for lease modification	1,217	(3,582)

Lyft, Inc.
Calculations of Key Metrics and
GAAP to Non-GAAP Reconciliations
(in millions)
(unaudited)

	Three Months Ended March 31,
	2022	2021
Contribution

Revenue	$875.6	$609.0
Less cost of revenue	(440.3)	(412.0)
Adjusted to exclude the following (as related to cost of revenue):
Amortization of intangible assets	1.2	2.8
Stock-based compensation expense	9.9	8.4
Payroll tax expense related to stock-based compensation	0.8	1.1
Changes to the liabilities for insurance required by regulatory agencies attributable to historical periods	—	128.0
Net amount from claims ceded under the Reinsurance Agreement(1)	55.3	$—
Contribution	$502.5	$337.3
Contribution Margin	57.4%	55.4%
_______________
(1) Reflects the net amount recognized on the statement of operations associated with claims ceded under the Reinsurance Agreement, including any losses related to the deferral of gains on the statement of operations and any benefit from the amortization of the deferred gain in the same period. For transparency, to help investors understand the ultimate economic benefit of the Reinsurance Agreement, we have broken out “Net amount of claims ceded under the Reinsurance Agreement,” which would otherwise have been captured in ”Changes to the liabilities for insurance required by regulatory agencies attributable to historical periods.”
Note: Due to rounding, numbers presented may not add up precisely to the totals provided.

	Three Months Ended March 31,
	2022	2021
Adjusted EBITDA

Net loss	$(196.9)	$(427.3)
Adjusted to exclude the following:
Interest expense(1)	4.7	12.9
Other income, net	(9.8)	(3.6)
Provision for (benefit from) income taxes	2.8	1.9
Depreciation and amortization	31.8	34.4
Stock-based compensation	153.7	164.2
Payroll tax expense related to stock-based compensation	9.5	16.5
Changes to the liabilities for insurance required by regulatory agencies attributable to historical periods	—	128.0
Net amount from claims ceded under the Reinsurance Agreement(2)	55.3	—
Sublease income(3)	3.7	—
Adjusted EBITDA	$54.8	$(73.0)
Adjusted EBITDA Margin	6.3%	(12.0%)
_______________
(1) Includes interest expense for Flexdrive vehicles and the 2025 Notes and $0.2 million and $0.3 million related to the interest component of vehicle related finance leases in the three months ended March 31, 2022 and 2021, respectively.
(2) Reflects the net amount recognized on the statement of operations associated with claims ceded under the Reinsurance Agreement, including any losses related to the deferral of gains on the statement of operations and any benefit from the amortization of the deferred gain in the same period. For transparency, to help investors understand the ultimate economic benefit of the Reinsurance Agreement, we have broken out “Net amount of claims ceded under the Reinsurance Agreement,” which would otherwise have been captured in ”Changes to the liabilities for insurance required by regulatory agencies attributable to historical periods.”
(3) Includes sublease income from subleases entered into as part of our transaction with Woven Planet in the third quarter of 2021.
Note: Due to rounding, numbers presented may not add up precisely to the totals provided.

	Three Months Ended March 31,
	2022	2021
Adjusted Net Income (Loss)

Net Loss	$(196.9)	$(427.3)
Adjusted for the following:
Amortization of intangible assets	3.1	4.5
Stock-based compensation expense	153.7	164.2
Payroll tax expense related to stock-based compensation	9.5	16.5
Changes to the liabilities for insurance required by regulatory agencies attributable to historical periods	—	128.0
Net amount from claims ceded under the Reinsurance Agreement(1)	55.3	—
Adjusted Net Income (Loss)	$24.6	$(114.1)
_______________
(1) Reflects the net amount recognized on the statement of operations associated with claims ceded under the Reinsurance Agreement, including any losses related to the deferral gains on the statement of operations and any benefit from the amortization of the deferred gain in the same period. For transparency, to help investors understand the ultimate economic benefit of the Reinsurance Agreement, we have broken out “Net amount of claims ceded under the Reinsurance Agreement,” which would otherwise have been captured in ”Changes to the liabilities for insurance required by regulatory agencies attributable to historical periods.”
Note: Due to rounding, numbers presented may not add up precisely to the totals provided.